Exhibit 99.1

Contacts:
Tom Baker	Stefanie Bacher
Media/U.S. Investors	International Investors
Tel. +1-858-458-0900	Tel. +1-858-362-0365
tbaker@cytoritx.com	sbacher@cytoritx.com

Cytori Therapeutics Announces Second Quarter and Six Month Financial Results

San Diego, CA August 15, 2005 - Cytori Therapeutics, Inc. (Frankfurt: XMP), a biotechnology company innovating regenerative medicine, announced financial results for the quarter and six months ended June 30, 2005.

“In the second quarter of 2005, Cytori Therapeutics continued to advance its development of adipose stem cell therapies and systems,” said Christopher J. Calhoun, Chief Executive Officer of Cytori Therapeutics. “During the first half, three accomplished medical scientists joined the Company to bolster our research and clinical development and, after the end of the quarter, we published preclinical research findings demonstrating adipose stem cells may repair damage to an injured heart through multiple mechanisms. Additionally, in May, we received $11.0 million from a strategic equity agreement that we entered into with Olympus Corporation.”

Cytori Therapeutics strategically reorganized the company due to its shift in focus toward and progress in the development of cell-based treatments. This reorganization includes a new corporate name and the creation of a separate division for its surgical implants business. This division will operate under the name MacroPore Biosurgery and will report financial information as an operating segment of Cytori Therapeutics.

For the remainder of 2005, Cytori Therapeutics expects to complete its first regenerative cell technology partnership, submit additional regulatory filings for the Celution™ system, which we recently completed development of, and report on additional results from multiple preclinical studies.

Financials

Total revenues for the second quarter of 2005 were $1,541,000 compared to $1,540,000 for the same period in 2004. Of the total revenue for the second quarter of 2005, $1,477,000 was attributable to HYDROSORB™ spine and orthopedic implant sales, compared to $886,000 for the same period in 2004. Total revenues for the first half of 2005 were $3,330,000 compared to $3,892,000 for the first half of 2004. Of the total revenue in the first half, $3,232,000 was attributable to HYDROSORB™ sales to Medtronic, compared to $2,533,000 for the same period in 2004. The increase in HYDROSORB™ revenues for the second quarter and first half of 2005 is due predominantly to stocking orders for the radiographically identifiable Spine System products, marketed under the name MYSTIQUE™, which was recently launched by Medtronic.

Net loss for the second quarter of 2005 was $5,359,000 compared to a net loss of $3,810,000 for the same period in 2004. Net loss for the first half of 2005 was $9,886,000 compared to a net loss of $2,320,000 for the same period in 2004. The net loss in the first half of 2004 included a $5,000,000 gain related to the sale of the Craniomaxillofacial product line to Medtronic. Net loss in the first half of 2004 before the gain was $7,320,000 as shown in the table below(1). The increase in net loss for the second quarter and first half of 2005 is primarily attributable to the increase in research and development related to the cell-based therapeutics and systems.

	Six Months Ended June 30,
	2005	2004
Net loss GAAP	$(9,886,000)	$(2,320,000)
Less: Gain on the sale of asset, related party	—	(5,000,000)
Adjusted net loss	$(9,886,000)	$(7,320,000)

(1) The Company believes adjusted net loss is a useful measure by which investors can evaluate our operating performance on a comparable basis, unaffected by the $5,000,000 payment we recorded in the first half of 2004.

Cytori Therapeutics ended the second quarter of 2005 with $14,822,000 in cash, cash equivalents and short-term investments and $491,000 in accounts receivable.

Conference Call Information

The management of Cytori Therapeutics will host a conference call today at 10:00 a.m. Eastern Daylight Time (EDT) or 4:00 p.m. Central European Summer Time (CEST). The conference call will be webcast live and may be accessed under “Events & Webcasts” in the Investor Relations section of the Company’s website at http://www.cytoritx.com. The archived version of the webcast will be available 60 minutes after the call on the company’s website and accessible for 90 days.  A telephone replay will be available for one week. To access the replay, please call +1 (303) 590-3000 (PIN: 11036406#) or +49 (0) 69- 58 99 90 568 (PIN: 133371#).

About Cytori Therapeutics

Cytori Therapeutics (Frankfurt: XMP) is discovering and developing proprietary cell-based therapeutics utilizing adult stem cells derived from adipose, also known as fat tissue. The Company’s investigational therapies target cardiovascular disease, spine and orthopedic conditions, gastrointestinal disorders and new approaches for aesthetic and reconstructive surgery. To facilitate processing and delivery of adipose stem cells, Cytori is developing its proprietary Celution™ system to isolate and concentrate a patient’s own stem cells in about an hour. This system will dramatically improve the speed in which personalized cell-based therapies can be delivered to patients.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events and trends which may affect Cytori Therapeutics’ future operating results and financial position. Such statements are subject to risks and uncertainties that could cause the Company’s actual results and financial position to differ materially. Some of these risks and uncertainties are described (under the heading “Risk Factors”) in Cytori Therapeutics’ 2004 Form 10-K annual report for the year ended December 31, 2004 and subsequent SEC filings, which are available through the Company’s web site. Cytori Therapeutics assumes no responsibility to update any revision of forward-looking statements to reflect events, trends or circumstances after the date they are made.

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CONSOLIDATED CONDENSED BALANCE SHEETS

	As of June 30, 2005	As of December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,076,000	$2,840,000
Short-term investments, available-for-sale	11,746,000	10,579,000
Accounts receivable, net of allowance for doubtful accounts of $5,000 and $8,000 in 2005 and 2004, respectively	491,000	863,000
Inventories	532,000	379,000
Other current assets	901,000	984,000

Total current assets	16,746,000	15,645,000

Property and equipment, net	2,900,000	3,080,000
Other assets	393,000	236,000
Intangibles, net	1,987,000	2,122,000
Goodwill	4,387,000	4,387,000

Total assets	$26,413,000	$25,470,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,489,000	$2,329,000
Current portion of long-term obligations	773,000	938,000

Total current liabilities	3,262,000	3,267,000

Deferred gain on sale of assets	5,650,000	5,650,000
Deferred license fee revenue	1,500,000	1,500,000
Deferred development revenue	1,083,000	1,092,000
Option liability	246,000	—
Deferred other	7,811,000	—
Long-term obligations, less current portion	819,000	1,128,000

Total liabilities	20,371,000	12,637,000

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2005 and 2004	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 18,040,018 and 16,820,018 shares issued and 15,167,184 and 13,947,184 shares outstanding in 2005 and 2004, respectively	18,000	17,000
Additional paid-in capital	77,817,000	74,737,000
Accumulated deficit	(61,361,000)	(51,475,000)
Treasury stock, at cost	(10,414,000)	(10,414,000)
Accumulated other comprehensive loss	(18,000)	(32,000)

Total stockholders’ equity	6,042,000	12,833,000

Total liabilities and stockholders’ equity	$26,413,000	$25,470,000

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004

Revenues:
Sales to related party	$1,477,000	$894,000	$3,232,000	$2,815,000
Sales to third parties	2,000	636,000	4,000	977,000
Research grant	62,000	10,000	85,000	100,000
Development	—	—	9,000	—

	1,541,000	1,540,000	3,330,000	3,892,000
Cost of revenues:
Cost of revenues including stock based compensation expense of $0 and $1,000 for the three months ended June 30, 2005 and 2004 respectively; $0 and $3,000 for the six months ended June 30, 2005 and 2004, respectively	738,000	314,000	1,483,000	1,191,000
Inventory provision	—	—	—	242,000

Gross profit	803,000	1,226,000	1,847,000	2,459,000

Operating expenses:
Research and development, excluding stock based compensation expense of $63,000 and $32,000 for the three months ended June 30, 2005 and 2004, respectively; $63,000 and $32,000 for the six months ended June 30, 2005 and 2004, respectively	3,596,000	2,668,000	6,869,000	5,175,000
Sales and marketing, excluding stock based compensation expense of $0 and $11,000 for the three months ended June 30, 2005 and 2004, respectively; $0 and $22,000 for the six months ended June 30, 2005 and 2004, respectively	337,000	654,000	728,000	1,612,000
General and administrative, excluding stock based compensation expense of $0 and $36,000 for the three months ended June 30, 2005 and 2004, respectively; $0 and $71,000 for the six months ended June 30, 2005 and 2004, respectively	2,098,000	1,575,000	4,007,000	2,801,000
Stock based compensation (excluding cost of revenues stock based compensation)	63,000	79,000	63,000	125,000
Change in fair value of option liability	60,000	—	60,000	—
Restructuring charge	—	70,000	—	70,000

Total operating expenses	6,154,000	5,046,000	11,727,000	9,783,000

Operating loss	(5,351,000)	(3,820,000)	(9,880,000)	(7,324,000)

Other income (expense):
Gain on sale of assets, related party	—	—	—	5,000,000
Interest income	54,000	57,000	109,000	112,000
Interest expense	(36,000)	(48,000)	(76,000)	(87,000)
Other income (expense), net	(26,000)	1,000	(39,000)	(21,000)
Total other income (expense)	(8,000)	10,000	(6,000)	5,004,000

Net loss	(5,359,000)	(3,810,000)	(9,886,000)	(2,320,000)

Other comprehensive income (loss): unrealized holding income (loss)	14,000	(41,000)	14,000	(50,000)

Comprehensive loss	$(5,345,000)	$(3,851,000)	$(9,872,000)	$(2,370,000)

Basic and diluted net loss per common share	$(0.37)	$(0.27)	$(0.70)	$(0.17)

Basic and diluted weighted average common shares	14,379,849	13,920,186	14,168,234	13,933,111

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30,
	2005	2004

Cash flows from operating activities:
Net loss	$(9,886,000)	(2,320,000)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	861,000	866,000
Inventory provision	—	242,000
Reduction in allowance for doubtful accounts	(3,000)	(19,000)
Change in fair value of option liability	60,000	—
Restructuring charge	—	70,000
Amortization of gain on sale of assets, related party	—	(156,000)
Amortization of gain on sale of assets	—	(189,000)
Gain on sale of assets, related party	—	(5,000,000)
Stock based compensation	63,000	119,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	375,000	(147,000)
Inventories	(153,000)	(51,000)
Other current assets	83,000	(79,000)
Other assets	(157,000)	35,000
Accounts payable and accrued expenses	160,000	(413,000)
Deferred development revenue	(9,000)	58,000

Net cash used in operating activities	(8,606,000)	(6,984,000)

Cash flows from investing activities:
Proceeds from sale and maturity of short-term investments	22,089,000	30,006,000
Purchases of short-term investments	(23,242,000)	(34,548,000)
Proceeds from sale of assets, related party	—	5,000,000
Proceeds from sale of assets, net	—	6,960,000
Purchases of property and equipment	(546,000)	(463,000)
Acquisition costs	—	(21,000)

Net cash (used in) provided by investing activities	(1,699,000)	6,934,000

Cash flows from financing activities:
Principal payments on long-term obligations	(474,000)	(382,000)
Proceeds from long-term obligations	—	722,000
Proceeds from exercise of employee stock options	15,000	26,000
Proceeds from sale of common stock	3,003,000	—
Proceeds from issuance of options	186,000	—
Proceeds received in excess of fair market value of common stock	7,811,000	—
Purchase of treasury stock	—	(1,043,000)

Net cash provided by (used in) financing activities	10,541,000	(677,000)

Net increase (decrease) in cash and cash equivalents	236,000	(727,000)

Cash and cash equivalents at beginning of period	2,840,000	2,820,000

Cash and cash equivalents at end of period	$3,076,000	$2,093,000